EXHIBIT 16

October 17, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated October 14, 2003, of the Sprint Retirement Savings Plan and are in agreement with the statements contained in the first, third and fourth paragraphs on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                              /s/ Ernst & Young LLP
                                  Ernst & Young LLP